Exhibit 10.1

WIZE PHARMA, INC.

2018 EQUITY INCENTIVE PLAN

(as adopted by the Board on February 22, 2018)

A. NAME AND PURPOSE

1. Name: This Plan, as amended from time to time, shall be known as the “Wize Pharma, Inc. 2018 Equity Incentive Plan”.

2. Purpose: The purpose and intent of this Plan is to provide incentives to employees, directors, consultants and/or contractors of the Company (as defined below), by providing them with opportunities to purchase Shares, pursuant to a plan approved by the Board which is designed to enable the Company to issue equity based awards. Incentives under this Plan will only be issued to Grantees (as defined below) subject to the Applicable Laws in their respective country of residence.

B. DEFINITIONS

“Administrator” means (i) the Board, or (ii) a committee of the Board appointed by the Board for the purpose of the administration of this Plan (the "Committee") and, if a Committee is appointed, to the extent acting in accordance with the authorization delegated to the Committee by the Board for such purpose.

“Adoption Date” means the Date of Grant, or any other date of commencement of vesting of an Award, for the purposes of this Plan, that is determined by the Administrator for a given grant of an Award.

“Affiliate” means any person or entity (i) that holds at least 10% of the issued share capital of Wize Pharma, Inc. or of its voting power, (ii) in which Wize Pharma, Inc. holds at least 10% of the issued share capital or voting power, or (iii) in which a company under clause (i) above also holds at least 10% of its issued share capital or voting power.

“Applicable Laws” means the requirements relating to equity compensation plans and Awards granted under it pursuant to Delaware law, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under this Plan.

“Award” means, individually or collectively, Options, Shares, Restricted Shares, or Restricted Share Units.

“Board” means the Board of Directors of the Company.

“Cause” means (i) breach of the Grantee’s duty of loyalty towards the Company, or (ii) breach of the Grantee’s duty of care towards the Company, or (iii) the commission of any flagrant criminal offense by the Grantee, or (iv) the commission of any act of fraud, embezzlement or dishonesty towards the Company by the Grantee, or (v) any unauthorized use or disclosure by the Grantee of confidential information or trade secrets of the Company, or (vi) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (vii) any other intentional misconduct by the Grantee (by act or omission) adversely affecting the business or affairs of the Company in a material manner, or (viii) if applicable, a breach of any one or more material terms of a Grantee’s employment agreement (including any ancillary agreements attached thereto), or (ix) any act or omission by the Grantee which would allow for the termination of the Grantee’s employment without severance pay, according to Applicable Laws. Notwithstanding the foregoing, it is hereby clarified that the Administrator may adopt another definition(s) for the term "Cause" in the applicable Notice of Grant.

“Cessation of Service” means Grantee’s cessation of providing services as a Service Provider of the Company.

“Change of Control” means the occurrence of any of the following events: (i)  a change in the ownership of the Company (for purposes of this definition, solely Wize Pharma, Inc.) which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or (ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or (iii)  a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.] Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

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“Company” means Wize Pharma, Inc., a company organized under the laws of the State of Delaware, and any Affiliate thereof.

“Consultant” means any person, including an advisor, contractor and sub-contractor, engaged by the Company to render services to it, who is not an Employee.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or other disposition of all or "substantially all" (as such term shall be determined by the Board in its discretion), of the consolidated assets of the Company and its subsidiaries; (ii) a Sale; (iii) a merger, consolidation or similar transaction resulting in a Change of Control; and (iv) a merger, consolidation or reorganization following which the Company is the surviving corporation but the Shares of the Company outstanding immediately preceding the merger, consolidation or reorganization are converted or exchanged by virtue of the merger, consolidation or reorganization into other property, whether in the form of securities, cash or otherwise. Whether a transaction is a “Corporate Transaction” as defined above, shall be finally and conclusively determined by the Administrator in its absolute discretion.

“Date of Grant” means the effective date of grant of an Award, as detailed in Section 5.1 below.

“Date of Cessation” means the effective date of a Cessation of Service.

“Director” means a member of the Board or of the board of directors of an Affiliate.

“Disability” means the inability to engage in any substantial gainful occupation for which the Grantee is suited by education, training or experience, by reason of any medically determinable physical or mental impairment that is expected to result in such person’s death or to continue for a period of six (6) consecutive months or more. Notwithstanding the foregoing, it is hereby clarified that the Administrator may adopt another definition(s) for the term "Disability" in the applicable Notice of Grant.

“Employee” means any person, including officers and Directors, employed or engaged by the Company. Neither service as a Director nor payment of director’s fees by the Company will be sufficient to constitute “employment” by the Company.

“Exercise Conditions” means a Vesting Period and/or Performance Conditions.

“Exercise Price” means (i) the purchase price per Share subject to an Award, or (ii) the par value per Share to be paid upon the vesting of an Award that does not require exercise by the Grantee, to the extent the Grantee is required to pay such par value hereunder, as applicable.

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“Exercised Share” means a Share issued upon exercise of an Award or vesting of an Award, as applicable, or, if applicable, a freely transferable Share issued to a Grantee not resulting from another type of Award.

“Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i) if the Shares are listed on any established stock exchange or national market system - the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the close of business day prior to the day of determination, as reported in such source as the Administrator deems reliable;

(ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported - the mean between the high bid and low asked prices for the Shares on the close of business day prior to the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in such source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Shares - as determined in good faith by the Administrator.

“Grantee” means the person to whom an Award shall be granted under this Plan.

“Notice of Exercise” means a written notice of exercise of an Award, delivered by a Grantee to the Company.

“Notice of Grant” means a written notice of the grant of an Award, accompanied by an applicable agreement between the Company and the Grantee relating to the terms of grant of said Award.

“Option” means an option to purchase a Share or Shares.

“Performance Based Award” means a performance based Award as defined in Section 10.1 below.

“Performance Conditions” mean Performance Conditions as defined in Section 10.1 below.

“Plan” means this “Wize Pharma, Inc. 2018 Equity Incentive Plan”, as amended from time to time.

“Representative” means any third party designated by the Company for the purpose of the exercise of Awards, as provided in Section 8.2 below.

“Restricted Share” means a Share issued under this Plan to a Grantee for such consideration, if any, and subject to such restrictions as established by the Company, as detailed in Section 9A below.

“RSU” means Restricted Share Unit, as defined in Section 9 below.

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“Sale” means the sale or other disposition of all or "substantially all" (as such term shall be determined by the Board in its discretion) of the outstanding securities of the Company resulting in a Change of Control.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of Common Stock, par value of $0.001 each, of the Company.

“Stock Market” means a stock exchange or an electronic securities trading system (such as NASDAQ, OTC, etc.).

“Successor Entity Award” means securities of any successor entity, as provided in Section 11.5 below.

“Tax” means any and all federal, provincial, state and local taxes of any applicable jurisdiction, and other governmental fees, charges, duties, impositions and liabilities of any kind whatsoever, including social security, national health insurance or similar compulsory payments, together with all interest, linkage for inflation, penalties and additions imposed with respect to such amounts.

“Vesting Period” of an Award means, for the purpose of this Plan and its related instruments, including Notice of Grant, the period between the Adoption Date and the date on which (i) the Grantee may exercise the Award into Exercised Shares; or (ii) if said Award does not require the Grantee to exercise it, the date on which the Award vests into an Exercised Share; or (iii) the date on which a Share (not resulting from another type of Award) may be freely transferred by the Grantee (subject to any other restrictions prescribed herein or by law).

C. GENERAL TERMS AND CONDITIONS OF THE PLAN

3. Administration:

3.1 This Plan will be administered by the Administrator, subject to Applicable Laws.

3.2 Subject to the general terms and conditions of this Plan, the Administrator shall have the full authority in its discretion, from time to time and at any time to determine (i) the Grantees under this Plan, (ii) the number of Shares subject to each Award, the type of Award, and the Exercise Price per Share, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions, including Performance Conditions (as defined in Section 10 below), if applicable, on which Awards may vest or be exercised and on which Shares shall be paid for, (v) the method of payment for Shares purchased pursuant to any Award, (vi) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including by the withholding, delivery or sale of Shares, (vii) rules and provisions, as may be necessary or appropriate to permit eligible Grantees resident or employed in any specific jurisdiction to participate in this Plan and/or to receive preferential tax treatment in their country of residence, with respect to Awards granted hereunder, including the adoption of a sub-plan to this Plan, as provided in Section 13.2 below; (viii) the Fair Market Value of a Share covered by an Award or the method to be used in order to determine such Fair Market Value, and/or (ix) any other matter which is necessary or desirable for, or incidental to, the administration of this Plan.

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3.3 The Administrator may, from time to time, adopt such guidelines, rules and regulations for carrying out this Plan, as it may deem necessary.

3.4 The interpretation and construction by the Administrator of any provision of this Plan or of any Award thereunder shall be final and conclusive and binding on all parties who have an interest in this Plan or any Award or Exercised Share, unless otherwise determined by the Board.

4. Eligible Grantees:

4.1 The Administrator, at its discretion, may grant Awards to any Service Provider of the Company. Anything in this Plan to the contrary notwithstanding, all grants of Awards shall be authorized and implemented only in accordance with the provisions of Applicable Laws.

4.2 The grant of an Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of Awards pursuant to this Plan or any other incentive plan of the Company.

5. Date of Grant and Stockholder Rights:

5.1 Date of Grant. Subject to Sections 7.1 and 7.2 hereof and to any Applicable Laws, the Date of Grant shall be the date the Administrator resolves to grant such Award, or any future date determined as the effective date of a grant of an Award, if so expressly stated by the Administrator in its determination relating to the grant of an Award. The Company shall promptly give the Grantee a Notice of Grant following such resolution.

5.2 Stockholder Rights. Subject to the aforesaid in this section, the holder of an Award shall have no stockholder rights with respect to the Shares subject to such Award until such person (i) shall have exercised such Award or such Award has vested into a Share, as applicable; and (ii) shall have all restrictions applicable to any Shares issued to him removed, if applicable; and (iii) has paid the applicable Exercise Price, if any; and (iv) has become the record holder of the Exercised Shares.

6. Reserved Shares:

6.1 Subject to the provisions of Section 11, the maximum aggregate number of Shares that may be issued under this Plan is 10,441,251 Shares. Such number of Shares may be increased as determined by the Board, and to the extent required by Applicable Law, by the stockholders of the Company.

6.2 The Company shall reserve at all times sufficient number of unissued shares for the purpose of grants of Awards under this Plan. Such number of Shares shall be subject to adjustments as provided in Section 11 hereof.

6.3 All Shares under this Plan, in respect of which the right of a Grantee to purchase or be issued the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Awards under this Plan, and under any sub-plans of this Plan, as the Administrator may determine at its own discretion, from time to time, provided, however, that until termination of this Plan the Company shall at all times reserve sufficient number of unissued Shares to meet the requirements of this Plan.

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6.4 Without derogating from the foregoing and subject to Applicable Law, the Administrator shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan and/or any other plans, previously issued Shares that are held by the Company, from time to time.

7. Required Approvals; Notice of Grant; Vesting:

7.1 The implementation of this Plan and the granting of any Award under this Plan shall be subject to the Company’s procurement of all approvals and permits required by Applicable Laws or regulatory authorities having jurisdiction over this Plan, the Awards granted under it, and the Shares issued pursuant to it.

7.2 The Notice of Grant shall state, inter alia, the number of Shares subject to each Award, the type of Award, the vesting schedule, the dates when the Award may be exercised and/or will vest (as applicable), any restrictions upon transfer or sale of Shares (if applicable), the Exercise Price, the tax treatment to which the Award is subject and such other terms and conditions as the Administrator at its discretion may prescribe, provided that they are consistent with this Plan.

7.3 Unless determined otherwise by the Administrator, the Vesting Period pursuant to which such Awards shall vest, shall be such that all Awards shall be fully vested on the first business day following the passing of three (3) years from the Adoption Date, such that 1/12 of the Awards shall vest in twelve (12) equal installments upon the lapse of each three-month period following the Adoption Date.

Unless determined otherwise by the Administrator, any period in which the Grantee shall not be employed by the Company, or in which the Grantee shall have taken an unpaid leave of absence (excluding a leave for military reserves duty or the mandatory maternity leave determined by law), or in which the Grantee shall cease to serve as Service Provider of the Company, shall not be included in the Vesting Period.

7.4 Acceleration of Vesting. Anything herein to the contrary in this Plan notwithstanding, the Administrator shall have full authority to determine at any time any provisions regarding the acceleration of the Vesting Period of any Award (including, without limitation, accelerating the vesting schedule of any outstanding unvested Award upon a Corporate Transaction or a Change of Control), or the cancellation of all or any portion of any outstanding restrictions or Exercise Conditions with respect to any Award or Share upon certain events or occurrences, and on such terms and conditions as the Administrator shall deem appropriate. Such provisions may be provided in the Notice of Grant.

8. Options:

8.1 Exercise Price; Re-pricing of Options.

8.1.1 The Exercise Price per Share subject to each Option shall be determined by the Administrator in its sole and absolute discretion, subject to Applicable Laws and to guidelines adopted by the Board, from time to time. In the event the Exercise Price is not determined by the Administrator, and provided the Company’s shares are listed on any Stock Market, the Exercise Price of an Option shall be equal to the closing price of the Company’s Share on such Stock Market for the last trading day before the Date of Grant of such Option.

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8.1.2 Subject to Applicable Laws, the Administrator shall have full authority to, at any time and from time to time, (i) grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an Exercise Price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Administrator may prescribe in accordance with the provisions of this Plan, or (ii) effectuate a decrease in the Exercise Price (see Section 8.1.1 above) of outstanding Options.

8.2 Exercise of Options. Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan. The exercise of an Option shall be made by a written Notice of Exercise delivered by the Grantee to the Company at its principal executive office, and/or to a Representative, in such form and method as may be determined by the Company, specifying the number of Shares to be purchased and accompanied by the payment of the Exercise Price, at the Company’s or the Representative’s principal office, and containing such other terms and conditions as the Administrator shall prescribe from time to time.

Each payment for Exercised Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.

8.3 Net Exercise. Notwithstanding the provisions of Section 8.2 above, the Board may determine that instead of issuing one Exercised Share as a result of the exercise of each one Option (subject to adjustments under Section 11 herein), any Options shall be exercised using the following method (the “Net Exercise”):

(a) Upon exercise of the Options, the Company shall issue to the Grantee (or for his benefit) the Net Exercise Shares (as defined below), and the following formula shall apply:

X =      Y(A - B)

       A - N

Whereas:

X = The number of Shares resulting from the exercise of the Options (the “Net Exercise Shares”).

Y = The number Options in respect of which a Notice of Exercise has been delivered to the Company.

A = The Fair Market Value.

B = The Exercise Price.

N = The par Value of a Share.

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(b)  The Grantee shall not be required to pay to the Company any sum with respect to the exercise of such Options, other than a sum equal to the aggregate value of the Net Exercise Shares (which shall be paid in a manner provided in Section 8.2 above) (the “Par Value Sum”). However, the Board shall have the full authority in its discretion to determine at any time that the Par Value Sum shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the par value of such Shares;

(c) In any event, no fractional Shares will be issued to the Grantee and the number of Shares granted to the Grantee under this Plan shall be rounded off (upward or downward, as the Administrator shall determine) to the nearest whole number.

8.4 Term of Options. Unless otherwise determined by the Administrator, anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 8.6 and 11 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within seven (7) years after the Date of Grant (or any shorter or longer period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through Awards under this Plan, or under any sub-plans of this Plan, as provided for in Section 6 herein.

8.5 Compliance. The exercise of the Options shall be subject to any Applicable Laws, including when applicable, the limitations in connection with the use of nonpublic information.

8.6. Cessation of Service.

8.6.1. In the event of a Cessation of Service, all Options theretofore granted to such Grantee, unless determined otherwise by the Administrator and subject to Section 11, shall terminate as follows:

(a) All such Options that are not vested on the Date of Cessation shall terminate immediately.

(b) If the Grantee’s Cessation of Service is by reason of such Grantee's death or Disability, such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee or the Grantee's guardian, legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution, at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate.

(c) If the Grantee’s Cessation of Service is due to any reason other than those stated in Sections 8.6.1(b) and 8.6.1(d) herein, such Options (to the extent vested on the Date of Cessation) shall be exercisable at any time until the lapse of three (3) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate; provided, however, that if the Grantee dies within such period, such Options (to the extent vested on the Date of Cessation) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate.

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If a Grantee should retire, he shall continue to enjoy such rights, if any, under this Plan and on such terms and conditions as the Administrator in its discretion may determine.

(d) Notwithstanding the aforesaid, if the Grantee’s Cessation of Service is for Cause, all of the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

(e) Whether the Cessation of Service of a particular Grantee is by reason of “Disability” for the purposes of paragraph 8.6.1(b) hereof, or is a Cessation of Service other than by reason of such Disability for the purposes of paragraph 8.6.1(c), or is for Cause as set forth in paragraph 8.6.1(d) hereof, shall be finally and conclusively determined by the Administrator in its absolute discretion.

(f) Notwithstanding the aforesaid, under no circumstances shall any Option be exercisable after the specified expiration of the term of such Option.

8.6.2 Notwithstanding the foregoing provisions of this Section 8.6, the Administrator shall have the discretion, exercisable either at the time an Option is granted or thereafter, to:

(a) Extend the period of time for which the Option is to remain exercisable following the Date of Cessation to such greater period of time, as the Administrator shall deem appropriate, but in no event beyond the specified expiration of the term of the Option; and/or

(b) Permit the Option to be exercised, during the applicable exercise period following the Date of Cessation, not only with respect to the number of Shares for which such Option is exercisable at the Date of Cessation but also with respect to one or more additional installments in which the Grantee would have vested under the Option had the Grantee continued in the employ or service of the Company.

8.6.3 Notwithstanding the foregoing provisions of this Section 8.6, unless determined otherwise by the Administrator, and for the avoidance of doubt, the transfer of a Grantee from the employ or service of the Company to the employ or service of an Affiliate, or from the employ or service of an Affiliate to the employ or service of the Company or another Affiliate, shall not be deemed a Cessation of Service for purposes hereof. Furthermore, and notwithstanding the foregoing provisions of this Section 8.6, the transfer of a Grantee from a status of an Employee status to a status of a Consultant or from a status of a Consultant to a status of an Employee, shall not be deemed a Cessation of Service for purposes hereof, unless the Administrator determines otherwise.

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9. Restricted Share Units:

9.1 Subject to the sole and absolute discretion and determination of the Administrator, the Administrator may decide to grant under this Plan, Restricted Share Unit(s) (“RSU(s)”). A RSU is a right to receive a Share of the Company, under certain terms and conditions, for a consideration of no more than the underlying Share’s par value. Upon the lapse of the Exercise Conditions of a RSU, such RSU shall automatically vest into an Exercised Share of the Company (subject to adjustments under Section 11 herein) and the Grantee shall pay to the Company its par value. The Board, in its sole discretion, shall determine procedures from time to time for payment of such par value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Board shall have the full authority in its discretion to determine at any time that said par value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the par value of such Shares.

9.2 Unless determined otherwise by the Administrator, in the event of a Cessation of Service, all RSUs theretofore granted to such Grantee when such Grantee was a Service Provider of the Company that are not vested on the Date of Cessation, shall terminate immediately and have no legal effect.

9.3 All other terms and conditions of this Plan applicable to Options, shall apply to RSUs, mutatis mutandis. It is clarified, that without deviating from the foregoing in Sub-Section 9.2, the provisions of Section 8.6 herein, shall, mutatis mutandis, apply to RSUs in the event of Cessation of Service.

9A. Restricted Shares.

9A.1 General. Restricted Share Awards may be granted upon such terms and conditions, as the Administrator shall determine.

9A.2 Purchase Price. No monetary payment (other than payments made for applicable Taxes) shall be required as a condition of receiving Shares pursuant to a grant of Restricted Shares. Notwithstanding the foregoing, the Grantee shall furnish consideration in the form of cash having a value not less than the par value of the Shares subject to an award of Restricted Shares. The Board, in its sole discretion, shall determine procedures from time to time for payment of such par value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that said par value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the par value of such Shares.

9A.3 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Shares may (but need not) be made subject to Exercise Conditions as described herein, as shall be established by the Administrator and set forth in the applicable Notice of Grant evidencing such Award. During any restriction period in which Shares acquired pursuant to an award of Restricted Shares remain subject to Exercise Conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of unless otherwise provided in this Plan. Upon request by the Company, each Grantee shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and the Company may place appropriate legends evidencing any such transfer restrictions on the relevant share certificates.

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9A.4 Voting Rights; Dividends and Distributions. Except as otherwise provided in this section and in any Notice of Grant, and subject to the provisions of Section 5.2 above, during any restriction period applicable to Shares subject to an award of Restricted Shares, the Grantee shall have all of the rights of a stockholder of the Company holding Shares, including the right to receive all dividends and other distributions paid with respect to such Shares. However, in the event of a dividend or distribution paid in Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 11, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Grantee is entitled by reason of the Grantee’s award of Restricted Shares shall be immediately subject to the same Exercise Conditions as the Shares subject to the award of Restricted Shares with respect to which such dividends or distributions were paid or adjustments were made.

9A.5 Cessation of Service. Unless otherwise provided by the Administrator, in the event of Cessation of Service of a Grantee, for any reason, whether voluntary or involuntary (including the Grantee’s death or disability), then the Grantee shall forfeit to the Company any Shares acquired by the Grantee pursuant to an award of Restricted Shares which remain subject to Exercise Conditions as of the Date of Cessation.

9A.6 Other Terms. All other terms and conditions of this Plan applicable to Options, shall apply to Restricted Shares, mutatis mutandis. It is clarified, that without deviating from the foregoing in Sub-Section 9A.5., the provisions of Section 8.6 herein, shall, mutatis mutandis, apply to Restricted Shares in the event of Cessation of Service.

10. Performance Based Awards:

10.1 General. Subject to the sole and absolute discretion and determination of the Administrator, the Administrator may decide to grant Awards under this Plan, the exercise or vesting of which, as applicable, shall be conditional upon the performance of the Company and/or an Affiliate and/or a division or other business unit of the Company or of an Affiliate and/or upon the performance of the Grantee, over such period and measured against such objective criteria as shall be determined by the Administrator and notified to the Grantee (“Performance Based Award(s)”). In granting each Performance Based Award, the Administrator shall establish in writing the applicable performance period (“Performance Period”), performance formula (“Performance Formula”) and one or more performance goals (“Performance Goal(s)”) which, when measured at the end of the Performance Period, shall determine on the basis of said Performance Formula the extent to which the Performance Based Award has vested and/or become exercisable (collectively, the “Performance Conditions”). For the avoidance of doubt, Performance Conditions may be determined for an Award either in addition to, or in substitution for, a Vesting Period.

10.2 Amending Performance Conditions. After a Performance Based Award has been granted, the Administrator may, in appropriate circumstances, amend any Performance Condition, at its sole and absolute discretion.

10.3 Satisfaction of Performance Conditions. If, as a result of the applicable Performance Conditions being met, a Performance Based Award becomes vested and/or exercisable in respect of some, but not all of the number of Shares underlying such Award, which did not become vested and exercisable by the end of the Performance Period, shall thereupon lapse and cease to be exercisable in respect of the balance of the Shares over which it was held.

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10.4 No Waiver. Unless otherwise determined by the Administrator, Performance Conditions shall not be automatically waived merely due to an event of (i) a Cessation of Service, (ii) a Corporate Transaction, (iii) any other adjustment under Section 11 below, or (iv) a Sale under Section 11.6 below.

10.5 Measurement of Performance Goals. Performance Goals shall be established by the Administrator on the basis of targets to be attained with respect to one or more measures of business or financial performance that shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry, or as otherwise determined by the Administrator (“Performance Measures”). Performance Measures may be, among others, one or more of the following, as determined by the Administrator: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; share price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; market share; customer satisfaction; product development; research and development expenses; completion of an identified special project; and completion of a joint venture or other Corporate Transaction.

10.6 Other Terms. All other terms and conditions of this Plan applicable to Awards, shall apply to Performance Based Awards, mutatis mutandis.

11. Adjustments, Liquidation and Corporate Transaction:

11.1 Bonus Shares.

(a) If the Company distributes bonus shares to all of its stockholders and the date of distribution of such bonus shares is prior to the exercise date of Options or the vesting date (for RSUs), as applicable, then held by a Grantee, Shares of such kind and in that number that such Grantee would have received in such distribution of bonus shares had he/she exercised his/her Options or had his/her RSUs vested, as the case may be, prior to the record date for determining the right to receive bonus shares will be issued to the Grantee in addition to the Exercised Shares to which the Grantee is entitled upon exercising his/her Options or the vesting of his/her RSUs, as applicable.

(b) The Exercise Price of each Award will not be amended as a result of the issuance of such bonus shares, and all other terms of the applicable Award that refer to the Exercised Shares will also apply, mutatis mutandis, to the bonus shares issued to the Grantee.

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11.2 Cash Dividends. If the Company distributes to all its stockholder cash dividends with respect to the Shares, and the record date for determining the right to receive such dividends (the “Determining Date”) is prior to the exercise date of an Option granted hereunder, then the Exercise Price for each Share subject to an Option not exercised prior to the Determining Date shall be reduced by an amount equal to the gross amount of the dividend per Share distributed, calculated in the same currency as the Exercise Price according to the representative rate of exchange as of the Determining Date, if applicable. Notwithstanding the aforesaid, in the event the Company’s Shares are listed on any stock exchange or admitted to trading on an electronic securities trading system, the aforesaid reduction of the Exercise Price for each Share subject to an Option not exercised shall correspond to the reduction in the price of a Company Share as a result of such distribution as recorded by such stock exchange or electronic securities trading system.

11.3 Adjustments. Subject to any required action under any Applicable Laws, the number of Shares subject to each outstanding Award, and the number of Shares which have been authorized for issuance under this Plan but as to which no Awards have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Award, as well as the price per share of Shares subject to each outstanding Award, shall be proportionately adjusted, as the Board deems necessary or appropriate, for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of a Grantee under this Plan; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided in this Section 11, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

Except as expressly provided in this Section 11, the grant of Awards under this Plan shall in no way affect the right of the Company to distribute bonus shares, to offer rights to purchase its securities, or to distribute dividends.

11.4 Liquidation. Unless otherwise determined by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action. In such case, the Board may declare that any Award shall terminate as of a date fixed by the Board and give each Grantee the right to exercise his Award or have it vested (and, if applicable, set a specified period of time to do so), including Award that would not otherwise vest or be exercisable.

11.5 Corporate Transaction.

(a) In the event of a Corporate Transaction, immediately prior to the effective date of such Corporate Transaction, each Award may, among other things, at the sole and absolute discretion of the Board, either:

(i) Be substituted for a Successor Entity Award such that the Grantee may exercise the Successor Entity Award or have it become vested, as the case may be, for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Award vested or been exercised (as applicable), immediately prior to the effective date of such Corporate Transaction, given the exchange ratio or consideration paid in the Corporate Transaction, the Vesting Period and Performance Conditions (if any) of the Awards and such other terms and factors that the Administrator determines to be relevant for purposes of calculating the number of Successor Entity Awards granted to each Grantee; or

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(ii)  Be assumed by any successor entity such that the Grantee may exercise the Award or have his/her Award vest (as applicable), for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Award vested or been exercised immediately prior to the effective date of such Corporate Transaction, given the exchange ratio or consideration paid in the Corporate Transaction, the Vesting Period and Performance Conditions (if any) of the Awards and such other terms and factors that the Board determines to be relevant for this purpose; or

(iii) Be cashed out for a consideration equal to (A) the difference between the price received by the stockholders of the Company in the Corporate Transaction and the Exercise Price, purchase price, or par value, as the case may be, of such Award or (B) such other consideration determined by the Board to be fair under the circumstances.

In the event of a clause (i) or clause (ii) action, appropriate adjustments shall be made to the Exercise Price per Share to reflect such action. In taking any of the actions permitted under this Section 11.5(a), the Administrator shall not be obligated to treat all Awards, all Awards held by a Grantee, or all Awards of the same type, similarly.

(b) Immediately following the consummation of the Corporate Transaction, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by a successor entity or otherwise determined by the Administrator.

(c) Notwithstanding the foregoing, and without derogating from the power of the Board or Administrator pursuant to the provisions of this Plan, the Board shall have full authority and sole discretion to determine that any of the provisions of Sections 11.3(a)(i) or 11.3(a)(ii) above shall apply in the event of a Corporate Transaction in which the consideration received by the stockholders of the Company is not solely comprised of securities of a successor entity, or in which such consideration is solely cash or assets other than securities of a successor entity.

11.6 Sale. Subject to any provision in the Certificate of Incorporation of the Company and to the Board’s sole and absolute discretion, in the event of a Sale, each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Awards in the Company, provided, however, that each such Share or Award shall be sold at a price equal to that of any other Share sold under the Sale (and, unless determined otherwise by the Board, less the applicable Exercise Price), while accounting for changes in such price due to the respective terms of any such Award, and subject to the absolute discretion of the Board.

11.7 The grant of Awards under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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12. Limitations on Transfer:

12.1 Unless determined otherwise by the Administrator, no Award shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Award shall vest or may be exercised (as applicable) during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Award shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Any Shares acquired upon exercise or vesting of Awards shall be transferable only in accordance with applicable securities and other local laws, and may be subject to substantial statutory or regulatory restrictions on transfer, except to the extent exemptions (whether by registration or otherwise) are available.

12.2  The Grantee’s rights to exercise or sell Exercised Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, from time to time, or upon a specific occurrence, if applicable, and the Grantee unconditionally agrees and accepts any such limitations. Furthermore, the Grantee’s right to sell Exercised Shares is subject to Applicable Laws, including in connection with limitation relating to the use of non-public information, if and when applicable.

12.3 Without derogating from the generality of the foregoing, if at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any local, state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other Applicable securities laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation.

13. Term and Amendment of the Plan:

13.1 This Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date this Plan was adopted by the Board, or (ii) the decision of the Board to terminate this Plan. All Awards outstanding at the time of a clause (i) termination event (and, if so determined by the Board, clause (ii) termination event) shall continue to have full force and effect in accordance with the provisions of this Plan and the documents evidencing such Awards.

13.2 Subject to Applicable Laws and regulations, the Board in its discretion may, at any time and from time to time, amend, alter, extend or terminate this Plan, as it deems advisable, including without limitation, change the vesting and exercise periods. In addition, the Administrator may adopt, as part of this Plan and based on it, sub-plans, in order to comply with all relevant and Applicable Laws and regulations of the country of residence of any Grantees.

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14. Withholding and Tax Consequences:

14.1 All Tax consequences and obligations arising from the grant, vesting, or exercise of any Award (as applicable), or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Company or of the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold it harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such Tax payment from any payment made to the Grantee. Notwithstanding the above, the Company’s obligation to deliver Shares upon the exercise or vesting of any Awards granted under this Plan shall be subject to the satisfaction of all applicable Tax withholding requirements as governed by Applicable Laws or practice.

14.2 The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Grantee upon the exercise or vesting of an Award, or to accept from the Grantee the tender of, a number of whole Shares having a fair market value, as determined by the Company, that will enable the Company to satisfy any Tax withholding obligations of the Company.

14.3 The Company shall not be required to release any Shares (or Share certificate) to a Grantee until all required payments have been fully made or secured.

14.4 The Grantee shall, if requested at any time by the Company, provide to the Company within 10 calendar days of such request, any information regarding the transfer or other disposition of Shares reasonably required by the Company in order for the Company to comply with applicable local laws and regulations or to obtain any benefits thereunder.

15. Miscellaneous:

15.1 Continuance of Employment. Neither this Plan nor the grant of an Award thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in this Plan or in any Award granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without Cause.

15.2 Employee Eligibility. Notwithstanding anything to the contrary in this Plan, it is hereby clarified, that any income attributed (or deemed to be attributed) to the Grantee as a result of this Plan, the grant, vesting or exercise of Awards thereunder, or the sale of Exercised Shares, shall not be taken into account for the purpose of calculating the Grantee’s eligibility for any rights deriving from the employee-employer or service provider-client relationship between the Grantee and the Company.

15.3 Governing Law. This Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the jurisdiction in which the Grantee is generally employed by the Company or provides services to the Company, excluding the choice of law rules thereof.

15.4 Application of Funds. Any proceeds received by the Company from the sale of Shares pursuant to the exercise or vesting of Awards granted under this Plan, as applicable, shall be used for general corporate purposes of the Company.

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15.5 Multiple Agreements. The terms of each Award may differ from other Awards granted under this Plan at the same time, or at any other time. The Administrator may also grant more than one grant of Awards to a given Grantee during the term of this Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Grantee. The grant of multiple Awards may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Administrator.

15.6 Non-Exclusivity of the Plan. The adoption of this Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share-based Awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.7 Compliance. The provisions of this Plan shall not be construed as deviating from any Applicable Laws, rules and regulations.

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APPENDIX “A”

Wize Pharma, Inc.

ADDENDUM TO THE 2018 EQUITY INCENTIVE PLAN

 FOR ISRAELI GRANTEES

1. General

1.1 This addendum (the “Addendum”) shall apply only to Grantees who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for tax purposes (collectively, “Israeli Grantees”). The provisions specified hereunder shall form an integral part of the “Wize Pharma, Inc. 2018 Equity Incentive Plan” (the “Plan”), which applies to the grant of Awards.

1.2 This Addendum is to be read as a continuation of the Plan and only modifies the terms of Awards granted to Israeli Grantees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of the Israeli Tax Ordinance (as defined below), as may be amended or replaced from time to time. For the avoidance of doubt, this Addendum does not add to or modify the Plan in respect of any other category of Grantees.

1.3 The Plan and this Addendum are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Israeli Grantees, whether explicit or implied, between the provisions of this Addendum and the Plan, the provisions set out in this Addendum shall prevail.

1.4 Any capitalized term not specifically defined in this Addendum shall be construed according to the definition or interpretation given to it in the Plan.

2. Definitions

“102 Award” means a grant of an Award to an Israeli Employee, Director or other office holder of the Company, other than to a Controlling Stockholder, pursuant to the provisions of Section 102 of the Tax Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder, or under any other section of the Tax Ordinance that will be relevant for such issuance in the future.

“102(c) Award” means a 102 Award that will not be subject to a Taxation Route, as detailed in Section 102(c) of the Tax Ordinance.

“3(i) Award” means a grant of an Option or RSU to an Israeli Consultant, contractor or a Controlling Stockholder of the Company pursuant to the provisions of Section 3(i) of the Tax Ordinance and the rules and regulations promulgated thereunder, or any other section of the Tax Ordinance that will be relevant for such issuance in the future.

“Beneficial Grantee” means the Grantee for the benefit of whom the Trustee holds an Award in Trust.

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“Capital Gains Route” means the capital gains tax route under Section 102(b)(2) of the Tax Ordinance.

“Controlling Stockholder” means a “controlling shareholder” of the Company, as such term is defined in Section 32(9)(a) of the Tax Ordinance.

“Minimum Trust Period” means the minimum period of time required under a Taxation Route for Awards and/or Exercised Shares to be held in Trust in order for the Beneficial Grantee to enjoy to the fullest extent the tax benefits afforded under such Taxation Route, as prescribed at any time by Section 102 of the Tax Ordinance.

“Ordinary Income Route” means the ordinary income route under Section 102(b)(1) of the Tax Ordinance.

“Rights” means rights issued in respect of Exercised Shares, including bonus shares.

“102 Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003.

“Taxation Route” means each of the Ordinary Income Route or the Capital Gains Route.

“Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended.

“Trust” means the holding of an Award or Exercised Share by the Trustee in Trust for the benefit of the Beneficial Grantee, pursuant to the instructions of a Taxation Route.

“Trustee” means a trustee designated by the Administrator in accordance with the provisions of Section 3 below and, with respect to 102 Awards, approved by the Israeli Tax Authorities.

3. Administration:

3.1 Subject to the general terms and conditions of the Plan, the Tax Ordinance, and any other applicable laws and regulations, the Administrator shall have the full authority in its discretion, from time to time and at any time, to determine:

(a) With respect to grants of 102 Awards - whether the Company shall elect the Ordinary Income Route or the Capital Gains Route for grants of 102 Awards, and the identity of the Trustee who shall be granted such 102 Awards in accordance with the provisions of the Plan and the then prevailing Taxation Route.

In the event the Administrator determines that the Company shall elect one of the Taxation Routes for grants of 102 Awards, all grants of 102 Awards made following such election, shall be subject to the elected Taxation Route and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Awards are first granted under the then prevailing Taxation Route or following the lapse of any shorter or longer period, if provided by law; and

(b) With respect to the grant of 102 (c) and 3(i) Awards - whether or not such Awards shall be granted to a trustee in accordance with the terms and conditions of the Plan, and the identity of the trustee who shall be granted such Awards in accordance with the provisions of the Plan.

3.2 Notwithstanding the aforesaid, the Administrator may, from time to time and at any time, grant 102(c) Awards.

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4. Grant of Awards and Issuance of Shares:

Subject to the provisions of the Tax Ordinance and applicable law:

(a) All grants of Awards to Israeli Employees, Directors and office holders of the Company, other than to a Controlling Stockholder, shall be of 102 Awards; and

(b) All grants of Awards to Israeli Consultants, contractors or Controlling Stockholders of the Company shall be of 3(i) Awards.

5. Trust:

5.1 General.

(a) In the event Awards are deposited with a Trustee, the Trustee shall hold each such Award and any Exercised Shares in Trust for the benefit of the Beneficial Grantee.

(b) In accordance with Section 102, the tax benefits afforded to 102 Awards (and any Exercised Shares) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Awards for the applicable Minimum Trust Period.

(c) With respect to 102 Awards granted to the Trustee, the following shall apply:

(i) A Grantee granted 102 Awards shall not be entitled to sell the Exercised Shares or to transfer such Exercised Shares (or such 102 Awards) from the Trust prior to the lapse of the Minimum Trust Period; and

(ii) Any and all Rights shall be issued to the Trustee and held thereby until the lapse of the Minimum Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

(d) Notwithstanding the aforesaid, Exercised Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares or Rights from Trust, prior to the lapse of the Minimum Trust Period, provided however, that tax is paid or withheld in accordance with Section 102 of the Tax Ordinance and Section 7 of the 102 Rules, and any other provision in any other section of the Tax Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time.

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(e) The Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan, in the name of the Trustee for the benefit of the Israeli Grantees, in accordance with any applicable laws, rules and regulations, until such time that such Shares are released from the Trust as herein provided.

If the Company shall issue any certificates representing Exercised Shares deposited with the Trustee under the Plan, then such certificates shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Exercised Shares are released from the Trust as herein provided.

(f) Subject to the terms hereof, at any time after the Awards are exercised or vested, with respect to any Exercised Shares the following shall apply:

(i) Upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Exercised Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Exercised Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that payment of all taxes, if any, required to be paid upon such release has been secured.

(ii) Alternatively, subject to the terms hereof, provided the Shares are listed on a Stock Market, upon the written instructions of the Beneficial Grantee to sell any Exercised Shares, the Company and/or the Trustee shall use their reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt of, or after having made suitable arrangements to secure, the payment of the proceeds of the purchase price in such transaction. The Company and/or the Trustee, as applicable, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee the amount so withheld and paid to said tax authorities.

5.2 Voting Rights. Unless determined otherwise by the Administrator, as long as the Trustee holds the Exercised Shares, the voting rights at the Company’s general meeting attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings nor notify the Grantee of any Shares held in the Trust, of any meeting of the Company’s stockholders.

Without derogating from the above, with respect to 102 Awards, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

5.3 Dividends. Subject to any applicable law, tax ruling or guidelines of the Israeli Tax Authority, as applicable, for so long as Shares deposited with the Trustee on behalf of a Beneficial Grantee are held in Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Grantee, subject further to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

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5.4 Bonus Shares. If the Company distributes bonus shares to all its stockholders and the date of distribution of such bonus shares or the record date for determining the right to receive such bonus shares is after the date on which Exercised Shares are registered in the name of the Trustee for the Beneficial Grantee, the Company will transfer to the Trustee the type of bonus shares and such number of bonus shares calculated according to the number of Exercised Shares then-registered in the name of the Trustee for the benefit of the Beneficial Grantee on the date of the distribution or the record date (as applicable), and the Trustee will hold the bonus shares in Trust for the Beneficial Grantees. In the event Exercised Shares have been transferred from the Trustee to a a Beneficial Grantee and/or sold by the Company or the Trustee at the Beneficial Grantee’s request between the record date for determining the right to receive such bonus shares and the date of distribution of the bonus shares, the Company will transfer bonus shares in respect of such Shares directly to such Beneficial Grantee. Each such Grantee will be entitled to Shares in the same number and class to which he/she would have been entitled had the Shares been held by him/her prior to the record date for determining the right to receive the bonus shares.

5.5 Notice of Exercise. With respect to a 102 Award held in the Trust, a copy of any Notice of Exercise shall be provided to the Trustee, in such form and method as may be determined by the Trustee in accordance with the requirements of Section 102 of the Tax Ordinance.

6. Notice of grant:

6.1 The Notice of Grant shall state, inter alia, whether the Awards granted to Israeli Grantees are 102 Awards (and in particular whether the 102 Awards are granted under the Ordinary Income Route, the Capital Gains Route or as 102(c) Awards), or 3(i) Awards. Each Notice of Grant evidencing a 102 Award shall be subject to the provisions of the Tax Ordinance applicable to such awards.

6.2 Furthermore, each Grantee of a 102 Award under a Taxation Route shall be required: (i) to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Tax Ordinance and the applicable Taxation Route; and (ii) to undertake not to sell or transfer the Awards and/or the Exercised Shares prior to the lapse of the applicable Minimum Trust Period, unless he or she pays all taxes that may arise in connection with such sale and/or transfer.

7. Sale:

In the event of a Sale described in Section 11.6 of the Plan, with respect to Shares held in Trust the following procedure will be applied: the Trustee will transfer the Shares held in Trust and sign any document in order to effectuate the transfer of Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the Board, specifying that: (i) all or substantially all of the issued outstanding share capital of the Company is to be sold, and therefore the Trustee is obligated to transfer the Shares held in Trust under the provisions of Section 11.6 of the Plan; and (ii) the Company is obligated to withhold at the source all taxes required to be paid upon release of the Shares from the Trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; and (iii) the Company is obligated to transfer the consideration for the Shares (less applicable tax and compulsory payments) directly to the Grantees.

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8. Limitations of Transfer:

In addition to the provisions of Section 12 of the Plan, as long as Awards and/or Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

9. Taxation:

9.1 Without derogating from the provisions of Section 14 of the Plan, the provisions of Section 14.1 of the Plan shall apply also to actions taken by the Trustee. Accordingly, without derogating from the provisions of Section 14.1 of the Plan, the Grantee shall indemnify the Trustee and hold it harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Grantee.

9.2 The Trustee shall not be required to release any Share (or Share certificate) to a Grantee until all required Tax payments have been fully made or secured.

9.3 With regards to 102 Awards, any provision of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder, which is necessary in order to receive and/or to preserve any Tax treatment pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or in this Addendum, shall be considered binding upon the Company and the Israeli Grantee.

9.4 In the event a 102(c) Award is granted to a Grantee, if the Grantee’s employment or service is terminated, for any reason, such Grantee shall provide the Company, to its full satisfaction, with a guarantee or collateral securing the future payment of all Taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such 102(c) Award, all in accordance with the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

10. Cessation of Service: It is hereby clarified that the Cessation of Service of an Israeli Grantee who is an Employee shall be the cessation of the employee-employer relationship between the Israeli Grantee and the Company.

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APPENDIX “B”

Wize Pharma, Inc.

ADDENDUM TO THE 2018 EQUITY INCENTIVE PLAN

FOR U.S. GRANTEES

1. Purpose of the Addendum

This Addendum is part of the Plan. All terms not otherwise defined herein shall have the meaning ascribed to them in the Plan, pursuant to which the Company may grant Options, Shares, Restricted Shares, or Restricted Share Units. This Addendum governs grants of Options to U.S. Persons (as defined below).

2. Provisions of the Addendum

In connection with U.S. Persons, the provisions of this Addendum shall supersede and govern in the case of any inconsistency between the provisions of this Addendum and the provisions of the Plan, provided, however, that this Addendum shall not be construed to grant to any Grantee rights not consistent with the terms of the Plan, unless specifically provided herein.

3. Eligibility

The individuals who shall be eligible to receive Option Grants under the Plan that are subject to the provisions of this Addendum shall be employees, directors and other individuals and entities who are United States citizens or who are resident aliens of the United States for United States federal tax purposes (collectively, “U.S. Persons”), and who render services to the management, operation or development of the Company or a Subsidiary and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. ISOs (as defined in Section 4 below) shall not be granted to any individual who is not an employee of a corporation for United States federal tax purposes that is either the Company or a parent corporation (as defined in Section 424(e) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or a subsidiary corporation (as defined in Section 424(f) of the Code) of the Company (“ISO Affiliates”), whether now or hereafter existing. The term “Subsidiary” as used in this Addendum means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock.

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4. Terms and Conditions of Options

Every Option granted to a U.S. Person shall be evidenced by a written Notice of Grant in such form as the Committee shall approve from time to time, specifying the number of Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an incentive stock option (“ISO”) or a nonqualified stock option (“NSO”) and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions. The Plan and this Addendum shall be administered in such a manner as to permit those Options granted hereunder and specially designated as an ISO to qualify as incentive stock options as described in Section 422 of the Code. To the extent the Committee determines it to be desirable to qualify Options granted under this Addendum as “peformance-based compensation” within the meaning of Section 162(m) of the Code, grants of such Options shall be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code and shall be made in accordance with the requirement s of the “performance-based compensation” exception of Section 162(m) and the regulations thereunder.

(a) Duration. No ISOs may be granted under the Plan more than ten (10) years after the date that the Plan (including this Addendum), as amended, is adopted by the Board of Directors. Each Option shall expire no later than ten (10) years from its date of grant. No ISO granted to a Grantee who owns (directly or under the attribution rules of Section 424(d) of the Code) shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any ISO Affiliates shall expire later than five (5) years from its date of grant.

(b) Exercise Price. The exercise price of each Option shall be as specified by the Committee in its discretion; provided, however, that the price shall be at least 100 percent of the Fair Market Value (as hereinafter defined) of the Shares on the date on which the Committee grants the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the price with respect to an ISO granted to a Grantee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or of any ISO Affiliates shall be at least 110 percent of the Fair Market Value of the Shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Notice of Grant, the “Fair Market Value” of a Share at any particular date shall be determined according to the following rules: (i) if the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing price of the Shares on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the price of the Shares in such market; provided, however, that if the price of the Shares is not so reported, the Fair Market Value shall be determined in good faith by the Committee, which may take into consideration (1) the price paid for the Shares in the most recent trade of a substantial number of shares known to the Committee to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Committee, or some or all of the above as the Committee shall in its discretion elect; or (ii) if the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be closing price of the Shares on the date in question on an established stock exchange on which the Shares are then listed or admitted to trading.

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(c) Notice of ISO Stock Disposition. The Grantee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any Shares issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO or (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

(d) Maximum amount. Subject to the provision of Section 11 of the Plan, to the extent consistent with Section 422 of the Code, not more than an aggregate of 10,441,251 Shares may be issued as ISOs under the Plan, plus to the extent allowable under Section 422 of the Code, any Shares subject to ISOs that are forfeited.

(e) Continuous Employment. Unless otherwise provided under the Code, the ISO will cease to be treated as an ISO unless the Grantee remains in the continuous employ of the Company or its ISO Affiliates from the date the ISO is granted until not more than three months before the date on which it is exercised (or such longer periods as may be permitted in the event termination is due to death or disability within the meaning of Section 22(e)(3) of the Code). A leave of absence approved by the Company may exceed three (3) months if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then for this purpose, employment will be deemed terminated upon the first day immediately following such three (3) month period, and any ISO held by the Optionee will cease to be treated as an ISO upon the expiration of three (3) months thereafter.

(f) $100,000 Limitation. Unless otherwise provided under the Code, and notwithstanding designation as an ISO, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and its ISO Affiliates) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO. For purposes of this provision, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(g) Transferability. The Notice of Grant for an ISO shall specify that the ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution, and is exercisable, during the Grantee’s lifetime, only by the Grantee.

5. Requirements of Law

(a) The Company shall not be required to transfer Shares or to sell or issue any Shares upon the exercise of any Option if the issuance of such Shares will result in a violation by the Grantee or the Company of any provisions of any law, statute or regulation of any governmental authority.

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(b) All other provisions of this Addendum and the Plan notwithstanding, this Addendum and the Plan shall be administered and construed so as to avoid any person who receives an Option grant incurring any adverse tax consequences under Internal Revenue Code Section 409A. The Committee shall suspend the application of any provisions of the Plan which could, in its sole determination, result in an adverse tax consequence to any person under Internal Revenue Code Section 409A. Without limiting the generality of the foregoing, in determining the Fair Market Value for purposes of granting Options subject to this Addendum, the Committee will make or cause to be made a reasonable application of a reasonable valuation method based on all the material facts and circumstances. The Committee will take into consideration the following factors as applicable:

●	the value of tangible and intangible assets of the Company,

●	the present value of anticipated future cash-flows of the Company,

●	the market value of stock or equity interests in similar companies engaged in a similar business,

●	recent arm's length transactions involving the sale or transfer of such stock or equity interests,

●	control premiums or discounts for lack of marketability,

●	whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders, or its creditors.

In addition, the valuation method used by the Committee will reflect information available after the date of calculation that may materially affect value and will be calculated not more than 12 months prior to the date on which it is being used. Notwithstanding the foregoing, the Committee may use any other specific valuation methods for which it is eligible under the Internal Revenue Service guidance on Internal Revenue Code Section 409A. Notwithstanding this Section 5(b), to the extent that Internal Revenue Code Section 409A or the regulations promulgated thereunder are amended to delete any requirements set forth in such law or regulations, the terms of this Plan and Addendum which are included only to comply with Internal Revenue Code Section 409A or the regulations promulgated thereunder as in effect prior to any such amendment shall be disregarded to the extent permitted by applicable law.

6. Tax Withholding

To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Grantee by reason of the grant, vesting or exercise of an Option or Shares, and as a condition to the receipt of any Option the Grantee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax.

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